Pacific Life Funds NSAR 03-31-14
EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS




The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-13-478961 filed on December 19, 2013, and incorporated by reference herein:


Advisory Fee Waiver Agreement - PL Mid-Cap Growth Fund

Amended and Restated Subadvisory Agreement - OppenheimerFunds, Inc.

Subadvisory Agreement - Ivy Investment Management Company




The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-14-190390 filed on May 9, 2014, and incorporated by reference herein:


Amendment No. 3 to Fund Management Agreement - UBS

Subadvisory Agreement - AllianceBernstein L.P.

Subadvisory Agreement - Lord, Abbett & Co. LLC

Subadvisory Agreement - Princiapal Global Investors d/b/a Macro
Currency Group